Exhibit 99.1

NewsRelease

60 FRONTAGE ROAD, ANDOVER, MASSACHUSETTS 01810	TEL. 978/475-9090	FAX: 978/474-9204

DYNAMICS RESEARCH CORPORATION
REPORTS PRELIMINARY UNAUDITED
FOURTH QUARTER AND FULL YEAR 2004 RESULTS

Record Fourth Quarter Revenues up 27% Year over Year

Andover, Mass.—February 23, 2005—Dynamics Research Corporation (Nasdaq: DRCO) today reported preliminary unaudited revenues of $78.2 million and preliminary unaudited earnings from continuing operations of $2.9 million, or $0.31 per diluted share for the fourth quarter ended December 31, 2004. This compares with revenues of $61.6 million and earnings from continuing operations of $2.7 million, or $0.30 per diluted share for the same period in 2003.

Revenues for the full year 2004, which are preliminary and unaudited, were $275.7 million, compared with $244.8 million for 2003. Preliminary unaudited net income from continuing operations was $9.4 million, or $1.03 per diluted share for 2004, compared with $8.7 million, or $0.98 per diluted share for 2003.

“I am pleased to report record revenue and earnings for the fourth quarter and full year 2004. Building on our steadily improving results of the first three quarters, services revenue grew by 27% in the fourth quarter of 2004 compared with the same period in 2003 and full year services revenue increased by 13% in 2004 from 2003. We are clearly delivering on our commitment to growth as evidenced by our average annual growth rate of 22% over the past two years,” said James P. Regan, DRC chairman and chief executive officer.

Regarding 2005, Regan said, “I continue to be optimistic about the strong business trends in our industry. Our opportunities for growth in the national priority markets we serve continue to be significant. This year marks a major milestone for DRC, the 50th anniversary of its founding in 1955. Few companies today can match our 50-year record of highly satisfied government customers. While we have undergone many changes during this proud history, one constant has remained: a commitment to building strong, enduring partnerships with our customers by providing the best possible technology-driven solutions for their success.”

DRC projects revenues for 2005 in the range of $330 to $340 million and earnings per diluted share from continuing operations of between $1.20 and $1.30 for the year. For the first quarter of the year the company anticipates revenues in the $73 to $75 million range and earnings per diluted share from continuing operations of $0.20 to $0.22.

The company awaits the completion of its financial statements and internal control audits. Accordingly, the results reported today are unaudited and considered preliminary, as they are subject to changes that may be identified in connection with or during completion of the audits.

The company will conduct a conference call tomorrow, February 24, 2005 at 8:30 a.m. ET to discuss its preliminary unaudited 2004 results and 2005 outlook in more detail. The call will be available via telephone at (800) 946-0705, and accessible via Web cast at www.drc.com. A replay of the call will be available on the company’s Web site at www.drc.com and by telephone at (888) 203-1112, passcode #124790, beginning at 10:30 a.m. ET, February 24, 2005 through 11:59 p.m. March 3, 2005.

CONTACT:	Elise Caffrey, Vice President & Treasurer (978) 475-9090, Ext. 1309

About Dynamics Research Corporation

Dynamics Research Corporation is an innovative solutions provider that partners with its customers in government and commercial sectors to apply proven processes and technologies. DRC’s solutions include design, development, operation and maintenance of business intelligence systems, business transformation services, defense program acquisition management services, training and performance support systems and services, automated case management systems and information technology infrastructure services. DRC strives to apply these processes and technologies to enhance the performance and cost effectiveness of its customers’ mission critical systems. For additional information about DRC please visit the website at www.drc.com.

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Some statements contained or implied in this news release, may be considered forward-looking statements, which by their nature are uncertain. Consequently, actual results could materially differ. For more detailed information concerning how risks and uncertainties could affect the company’s financial results, please refer to DRC’s most recent filings with the SEC. The company assumes no obligation to update any forward-looking information.

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CONTACT:	Elise Caffrey, Vice President & Treasurer (978) 475-9090, Ext. 1309

ATTACHMENT I.

DYNAMICS RESEARCH CORPORATION

RESULTS OF OPERATIONS (unaudited)

(in thousands, except share and per share data)

	Three months ended
	December 31,
	2004	2003

Contract revenue	$76,273	$60,036
Product sales	1,964	1,596

Total revenue	78,237	61,632

Cost of contract revenue	63,492	49,258
Cost of product sales	1,440	1,223
Selling, engineering and administrative expenses	6,741	6,040
Amortization of intangible assets	989	423

Total operating costs and expenses	72,662	56,944

Operating income	5,575	4,688

Interest expense, net	(1,092)	(158)
Other income	(125)	323

Income from continuing operations before provision for income taxes	4,358	4,853

Provision for income taxes	1,496	2,175

Income from continuing operations	2,862	2,678

Loss from discontinued operations, net of taxes	—	(275)
Loss on disposal of discontinued operations, net of taxes	—	(115)

Net income	$2,862	$2,288

NET INCOME PER COMMON AND EQUIVALENT SHARE
Basic
Income from continuing operations	$0.33	$0.32
Loss from discontinued operations	—	(0.05)

Net income per common share	$0.33	$0.27

Diluted
Income from continuing operations	$0.31	$0.30
Loss from discontinued operations	—	(0.04)

Net income per common share	$0.31	$0.26

Weighted average shares outstanding
Weighted average shares outstanding — basic	8,601,489	8,328,003
Dilutive effect of options	547,209	721,754

Weighted average shares outstanding — diluted	9,148,698	9,049,757

ATTACHMENT II.

DYNAMICS RESEARCH CORPORATION

RESULTS OF OPERATIONS

(in thousands, except share and per share data)

	Year ended
	December 31,
	2004	2003
	(unaudited)	(audited)
Contract revenue	$268,634	$237,876
Product sales	7,072	6,932

Total revenue	275,706	244,808

Cost of contract revenue	227,509	199,647
Cost of product sales	5,214	5,100
Selling, engineering and administrative expenses	23,152	22,948
Amortization of intangible assets	2,324	1,724

Total operating costs and expenses	258,199	229,419

Operating income	17,507	15,389
Interest expense, net	(2,225)	(854)
Other income	360	454

Income from continuing operations before provision for income taxes	15,642	14,989

Provision for income taxes	6,269	6,334

Income from continuing operations	9,373	8,655

Loss from discontinued operations, net of taxes	—	(1,635)
Loss on disposal of discontinued operations, net of taxes	—	(348)

Net income	$9,373	$6,672

NET INCOME PER COMMON AND EQUIVALENT SHARE
Basic
Income from continuing operations	$1.10	$1.05
Loss from discontinued operations, net of taxes	—	(0.24)

Net income per common share	$1.10	$0.81

Diluted
Income from continuing operations	$1.03	$0.98
Loss from discontinued operations, net of taxes	—	(0.22)

Net income per common share	$1.03	$0.76

Weighted average shares outstanding
Weighted average shares outstanding — basic	8,499,013	8,226,225
Dilutive effect of options	563,618	615,818

Weighted average shares outstanding — diluted	9,062,631	8,842,043

ATTACHMENT III.

DYNAMICS RESEARCH CORPORATION

CONDENSED BALANCE SHEETS

(in thousands)

	December 31,
	2004	2003
	(unaudited)	(audited)
Assets
Cash and cash equivalents	$925	$2,724
Accounts receivable, net	45,978	28,251
Unbilled expenditures and fees on contracts in process	50,322	34,257
Prepaid expenses and other current assets	5,668	2,145

Total current assets	102,893	67,377

Property, plant and equipment, net	22,139	20,672
Deferred income tax asset	—	2,337
Goodwill	63,055	26,711
Intangible assets, net	11,519	2,343
Other noncurrent assets	5,528	1,630

Total assets	$205,134	$121,070

Liabilities and stockholders’ equity
Current portion of long-term debt	$8,357	$500
Notes payable and revolver	10,000	8,500
Current deferred income taxes	15,418	9,698
Accounts payable	21,778	13,351
Accrued payroll and employee benefits	17,914	15,657
Other accrued expenses	4,447	2,371
Current liabilities of discontinued operations	422	778

Total current liabilities	78,336	50,855

Long-term debt	51,485	7,750
Accrued pension liability	11,336	12,030
Deferred income taxes	591	—
Other long-term liabilities	2,068	1,386
Long-term liabilities of discontinued operations	—	398

Stockholders’ equity	61,318	48,651

Total liabilities and stockholders’ equity	$205,134	$121,070

ATTACHMENT IV.

DYNAMICS RESEARCH CORPORATION

SUPPLEMENTAL INFORMATION (unaudited)

(dollars in thousands)

	Three Months Ended		Year ended
	December 31,		December 31,
	2004	2003	2004	2003
Capital expenditures (total company)	$1,213	$2,747	$4,544	$8,163

Depreciation
Continuing operations	$976	$759	$3,624	$3,007
Total company	$976	$759	$3,624	$3,060

Bookings
Continuing operations	$92,061	$74,506	$282,260	$255,756
Total company	$92,061	$74,506	$282,260	$257,697

Funded backlog (total company)			$165,017	$123,895

	December 31,
	2004	2003

Employees (total company)	1,960	1,714